UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 30, 2015

Wells Real Estate Fund XIV, L.P.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-50647	01-0748981
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On or about January 30, 2015, Wells Real Estate Fund XIV, L.P. (the “Registrant”) sent a letter to pension plan trustees and IRA custodians providing 2014 annual estimated unit values. A copy of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01.    Other Events

Because fiduciaries of retirement plans subject to ERISA and IRA custodians are required to determine and report the value of the assets held in their respective plans or accounts on an annual basis, the general partners of the Registrant are required under the partnership agreement to report estimated unit values to the limited partners each year in the Registrant's annual report on Form 10-K. The methodology to be utilized for determining such estimated unit values under the partnership agreement requires the general partners to estimate the amount a unit holder would receive assuming that the Registrant's remaining property was sold at its estimated fair market value as of the end of the Registrant's fiscal year and the proceeds therefrom, plus the amount of net sale proceeds held by Registrant at year-end from previous property sales, if any, were distributed to the limited partners in liquidation in accordance with the net sale proceeds distribution allocation outlined in the Registrant's partnership agreement. The estimated unit valuations are intended to be an estimate of the distributions that would be made to limited partners who purchased their units directly from the Registrant in the Registrant's original public offering of units, taking into account conversion elections as provided for in the partnership agreement.

The Registrant's remaining property was sold in 2014. The general partners of the Registrant have estimated the Registrant's unit valuations, based upon remaining cash reserves as of December 31, 2014, to be approximately $2.60 per “Cash-Preferred” Unit and $2.60 per “Tax-Preferred” Unit. There is no established public trading market for the Registrant's limited partnership units, and it is not anticipated that a public trading market for the units will ever develop.

The valuations performed by the general partners are estimates only and are based on a number of assumptions which may not be accurate or complete and may or may not be applicable to any specific limited partnership units. For example, as a result of the availability of conversion elections under the partnership agreement and the resulting complexities involved relating to the distribution methodology under the partnership agreement, each limited partnership unit of the Registrant potentially has its own unique characteristics as to distributions and value. These estimated valuations assume, and are applicable only to limited partners who purchased their units directly from the Registrant in the Registrant's original public offering of units. Further, as set forth above, no third-party appraisals have been or will be obtained. For these reasons, the estimated unit valuations set forth above should not be used by or relied upon by investors, other than fiduciaries of retirement plans and IRA custodians for limited ERISA and IRA reporting purposes, as a factor for consideration in the determination of the fair market value of their units. In addition, it should be noted that ERISA plan fiduciaries and IRA custodians may use estimated unit valuations obtained from other sources, such as prices paid for the Registrant's units in secondary market trades, and that such estimated unit valuations may well be lower than those estimated by the general partners using the methodology required by the partnership agreement.

It also should be noted that the Registrant has sold its remaining property and the remaining cash reserves will be used to fund expenses and obligations of the Registrant. In considering the foregoing estimated unit valuations, it should be noted that the Registrant has previously distributed net sale proceeds in the amount of $5.42 per “Cash-Preferred” Unit and $6.90 per “Tax-Preferred” Unit to its limited partners. These amounts are intended to represent the per-unit distributions received by limited partners who purchased their units directly from the Registrant in the Registrant's original public offering of units, and who have made no conversion elections under the partnership agreement. Limited partners who have made one or more conversion elections would have received a different level of per-unit distribution.

Certain statements contained in this Form 8-K other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about future performance and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission. Neither the Registrant nor the general partners make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. Actual results could differ materially from any forward-looking statements contained in this Form 8-K. This is neither an offer nor a solicitation to purchase securities.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Exhibit Title
99.1	Letter to custodian or pension plan trustee dated January 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XIV, L.P. (Registrant)

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Randy A. Simmons Randy A. Simmons Senior Vice President

Date: January 30, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Letter to custodian or pension plan trustee dated January 30, 2015

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